Exhibit 99.1

NEWS RELEASE

Release Time:	3:05 p.m. CDT
Contact for Bank of the Ozarks:	Susan Blair (501) 978-2217
Contact for Bank of the Carolinas:	Harvey Glick (614) 565-3200
Date:	May 6, 2015

Bank of the Ozarks, Inc. and Bank of the Carolinas Corporation

Enter into Definitive Merger Agreement

LITTLE ROCK, ARKANSAS/MOCKSVILLE, NORTH CAROLINA – Bank of the Ozarks, Inc. (NASDAQ: OZRK) and Bank of the Carolinas Corporation (OTC Pink: BCAR) jointly announced today the signing of a definitive agreement and plan of merger and reorganization (“Agreement”) whereby Bank of the Ozarks, Inc. (“OZRK”) will acquire Bank of the Carolinas Corporation (“BCAR”) and its wholly-owned bank subsidiary, Bank of the Carolinas, in an all-stock transaction valued at approximately $64.7 million, or approximately $0.14 per BCAR share, subject to potential downward adjustments as described in the Agreement. Closing of the transaction is expected to be immediately accretive to OZRK’s book value per common share and its tangible book value per common share. The transaction is expected to be neutral to slightly accretive to OZRK’s diluted earnings per common share, excluding transaction costs, for the first twelve months after the transaction closes.

Bank of the Carolinas operates eight offices in North Carolina between Charlotte and Winston-Salem. At March 31, 2015, BCAR had approximately $363 million of total assets, $279 million of loans and $314 million of deposits.

Harvey Glick, Chairman of the Board of Bank of the Carolinas Corporation stated, “We are confident that the merger with Bank of the Ozarks will be a great fit for our clients, employees and the communities we serve. Bank of the Ozarks’ larger loan limit and more robust products and services will have an immediate positive impact on our valued clients. We couldn’t have found a better merger partner.”

George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks, Inc., commented, “We are pleased to announce the acquisition of Bank of the Carolinas, expanding our presence in the northern portion of the Charlotte MSA and providing our initial offices in the Piedmont Triad region of North Carolina. We opened our first North Carolina office in Charlotte in 2001, and subsequently added North Carolina locations through the acquisitions of Woodlands Bank in 2010 and First National Bank of Shelby in 2013 and through de novo branches. This acquisition adds eight North Carolina offices, bringing our North Carolina office count to 24. Customers of Bank of the Carolinas will continue to enjoy friendly hometown banking in addition to benefitting from a broader range of financial services.”

Under the terms of the Agreement, which has been approved by the boards of directors of both companies, each holder of outstanding shares of common stock of BCAR will receive shares of common stock of OZRK. The number of OZRK shares to be issued will be determined based on OZRK’s ten day average closing stock price as of the second business day prior to the closing date, subject to a minimum and maximum price of $29.28 and $48.80, respectively.

Upon the closing of the transaction, BCAR will merge into OZRK and Bank of the Carolinas will merge into OZRK’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and approval by BCAR’s shareholders. The transaction is expected to close in the third quarter of 2015, and will be OZRK’s thirteenth acquisition since March, 2010.

In addition to the information contained within this announcement, an Investor Presentation containing additional information regarding this transaction has been posted on OZRK’s website www.bankozarks.com under “Investor Relations” and on BCAR’s website at www.bankofthecarolinas.com under “Investor Relations.”

BCAR was advised by FIG Partners as financial advisor and Wyrick Robbins Yates & Ponton LLP as legal counsel. OZRK was represented by the law firm of Kutak Rock LLP.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $8.3 billion in total assets as of March 31, 2015 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” OZRK owns a state-chartered subsidiary bank that conducts banking operations through 165 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. OZRK may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. OZRK’s website is: www.bankozarks.com.

ABOUT BANK OF THE CAROLINAS

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Concord, Harrisburg, Landis, Lexington and Winston-Salem. The common stock of Bank of the Carolinas Corporation is quoted under the symbol “BCAR” on the OTC Pink marketplace operated by OTC Markets Group Inc. BCAR may be contacted at (336) 751-5755 or at 135 Boxwood Village Drive, Mocksville, NC 27028. BCAR’s website is www.bankofthecarolinas.com.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving OZRK and BCAR. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. OZRK will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a prospectus of OZRK and a proxy statement of BCAR. OZRK also plans to file other documents with the SEC regarding the proposed merger transaction. BCAR will mail the final proxy statement/prospectus (the “Merger Proxy Statement”) to its shareholders. The Merger Proxy Statement will contain important information about OZRK, BCAR, the proposed merger and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Merger Proxy Statement, as well other filings containing information about OZRK and BCAR will be available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the Merger Proxy Statement and the filings that are incorporated by reference in the Merger Proxy Statement can also be obtained, when available, without charge from OZRK’s website (http://www.bankozarks.com) under the Investor Relations tab and on BCAR’s investor relations website (http://investor.bankofthecarolinas.com/).

OZRK and BCAR and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from BCAR’s shareholders in connection with the merger transaction. You can find information about the directors and executive officers of OZRK in its Annual Report on Form 10-K for the year ended December 31, 2014 and in its definitive proxy statement as filed with the SEC on February 27, 2015 and March 25, 2015, respectively. You can find information about the executive officers and directors of BCAR in its Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 31, 2015.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about OZRK and BCAR that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between OZRK and BCAR, the proposed impact of the merger on OZRK’s financial results, including any expected increase in OZRK’s book value and tangible book value per share and any expected impact on diluted earnings per common share, acceptance by BCAR’s customers of OZRK’s products and services, the opportunities to enhance market share in certain markets, market acceptance of OZRK generally in new markets, and the integration of BCAR’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about OZRK and BCAR. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of BCAR’s operations with those of OZRK will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by OZRK’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in OZRK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in BCAR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC. OZRK and BCAR assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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